Exhibit 1.1

birkenstock holding plc

17,927,344 Ordinary Shares

Underwriting Agreement

May 28, 2025

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

BofA Securities, Inc.

As Representatives of the several Underwriters listed in Schedule 1 hereto

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

BK LC Lux MidCo S.à r.l., a société à responsabilité limitée, incorporated and existing under the laws of the Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register under number B252140, having its registered office at 40 avenue Monterey L-2163, Grand Duchy of Luxembourg (the “Selling Shareholder”), a shareholder of Birkenstock Holding plc, a Jersey public limited company (the “Company”), proposes to sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 17,927,344 ordinary shares of the Company (collectively, the “Underwritten Shares”). In addition, the Selling Shareholder proposes to sell, at the option of the Underwriters, up to an additional 2,100,000 ordinary shares of the Company (collectively, the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares.” Subject to the sale of the Underwritten Shares by the Selling Shareholder to the Underwriters in compliance with the terms of this Agreement, the Underwriters have agreed to sell to the Company, and the Company has agreed herein to purchase by way of redemption from the Underwriters (the “Share Redemption”), an aggregate of 3,927,344 of the Underwritten Shares (such shares, hereunder, the “Repurchase Shares”) pursuant to Section 2(a) of this Agreement and in accordance with Article 55 of the Companies (Jersey) Law 1991. The ordinary shares of the Company to be outstanding after giving effect to the sale of the Shares and the Share Redemption are referred to herein as the “Ordinary Shares.”

The Company and the Selling Shareholder hereby severally and not jointly confirm their respective agreements with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1.
Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Securities Act”), a registration statement on Form F-3 (File No. 333-284905), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form F-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules of regulations of the Commission thereunder (collectively, the “Exchange Act”).

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated May 28, 2025 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 8:15 P.M., New York City time, on May 28, 2025.

2.
Purchase of the Shares. (a) The Selling Shareholder agrees to sell the Underwritten Shares (including the Repurchase Shares) to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share of $50.925 (the “Purchase Price”) from the Selling Shareholder the number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto. Subject to the sale of the Underwritten Shares by the Selling Shareholder to the Underwriters in compliance with the terms of the Agreement, the Underwriters have agreed to sell to the Company, and the Company has agreed herein to redeem from the Underwriters, the number of Repurchase Shares specified herein at the Purchase Price, as described in the Pricing Disclosure Package and the Prospectus.

In addition, the Selling Shareholder agrees to sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Selling Shareholder the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares. If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such

Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof), subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company and the Selling Shareholder. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such notice shall be given at least one business day prior to the date and time of delivery specified therein.

(b)
The Selling Shareholder understands that the Underwriters intend to make a public offering of the Shares, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package. The Selling Shareholder acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.
(c)
Payment for the Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Selling Shareholder to the Representatives, in the case of the Underwritten Shares, electronically or at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020 at 10:00 A.M. New York City time on May 30, 2025, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Selling Shareholder may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date,” and the time and date for such payment for any of the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.” In addition, subject to the sale of the Underwritten Shares by the Selling Shareholder to the Underwriters in compliance with the terms of this Agreement, payment of the purchase price for the Repurchase Shares shall be made by the Company to the Underwriters in federal (same day) funds by wire transfer to an account specified by the Representatives, against delivery of such Repurchase Shares for the account of the Company on the Closing Date.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date or the Additional Closing Date, as the case may be, with any transfer taxes (excluding any United Kingdom stamp duty, except to the extent required to effect the sale and delivery by the Underwriters of the Shares as contemplated herein and in the Prospectus or in order for the Underwriters to obtain legal title to the Shares) payable in respect of the sale of such Shares duly paid by the Selling Shareholder. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. If applicable, the certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d)
Each of the Company and the Selling Shareholder acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Shareholder with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Shareholder or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Selling Shareholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Shareholder shall consult with their own advisors concerning such matters and each shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Company or the Selling Shareholder with respect thereto. Any review by the Representatives and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives and the other Underwriters and shall not be on behalf of the Company or the Selling Shareholder. Moreover, the Selling Shareholder acknowledges and agrees that, although the Representatives may be required or choose to provide the Selling Shareholder with certain Regulation Best Interest and Form CRS disclosures in connection with the offering, the Representatives and the other Underwriters are not making a recommendation to the Selling Shareholder to participate in the offering, enter into a “lock-up” agreement, or sell any Shares at the price determined in the offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.
3.
Representations and Warranties of the Company.

The Company represents and warrants to each Underwriter and the Selling Shareholder that:

(a)
Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof; and (ii) Selling Shareholder Information (as defined below).

(b)
Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof; and (ii) Selling Shareholder Information. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.
(c)
Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof; and (ii) Selling Shareholder Information.
(d)
Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives (x) with entities that are qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act (“IAIs”) and otherwise in compliance with the requirements of Rule 163B of the Securities Act or (y) with entities that the Company reasonably believed to be QIBs or IAIs and otherwise in compliance with the requirements of Rule 163B under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Annex B hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Each individual Written Testing-the-Waters Communication does not conflict in any material respect with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(e)
Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission no earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof; and (ii) Selling Shareholder Information.
(f)
Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(g)
Financial Statements. (i) The consolidated financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods covered thereby (except for any normal year-end adjustments, the adoption of new accounting principles, and as otherwise noted therein), except in the case of unaudited financial statements, which are subject to normal period-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and (ii) the other financial information included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records or operating systems of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown therein; all disclosures included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-IFRS financial measures” comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, in each case to the extent applicable.
(h)
No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the share capital (other than the issuance of Ordinary Shares upon exercise of share options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital, or any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in or affecting the business, properties, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case (i) to (iii) as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(i)
Organization and Good Standing. The Company and each of its significant subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction), are duly qualified to do business and are in good standing (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).
(j)
Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of the Company (including the Shares to be sold by the Selling Shareholder) have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares or other equity interests in the Company or any of its significant subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any shares of the Company or any such significant subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the share capital of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares or other equity interests of each significant subsidiary owned, directly or indirectly, by the Company have been duly authorized and validly issued, are fully paid and, where applicable, non-assessable as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and are directly owned by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except for any such lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(k)
Due Authorization of this Agreement and Share Redemption. The Company has full right, power and authority to (i) execute and deliver this Agreement and to perform its obligations hereunder, and (ii) consummate the Share Redemption; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby, including the Share Redemption, has been duly and validly taken.
(l)
Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Share Redemption has been duly authorized by the Company.

(m)
No Violation or Default. Neither the Company nor any of its significant subsidiaries is (i) in violation of its certificate of incorporation, memorandum and articles of association or by-laws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its significant subsidiaries is bound or to which any property or asset of the Company or any of its significant subsidiaries is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or its significant subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(n)
No Conflicts. The execution, delivery (as applicable) and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement (including the Share Redemption) or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its significant subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries is bound or to which any property, right or asset of the Company or any of its significant subsidiaries is subject, (ii) result in any violation of the provisions of the certificate of incorporation, memorandum and articles of association or by-laws or similar organizational documents of the Company or any of its significant subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or its significant subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(o)
No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery (as applicable) and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement (including the Share Redemption), except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Exchange or by the Jersey Registrar of Companies or the Jersey Financial Services Commission (“JFSC”) and under applicable foreign or state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, and except for such consents, approvals, authorizations, orders, registrations or qualifications the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect.
(p)
Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may reasonably be expected to become a party or to which any property of the Company or any of its subsidiaries is or may reasonably be expected to become the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; no such Actions are, to the knowledge of the Company, threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration

Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(q)
Independent Accountants. EY GmbH & Co. KG Wirtschaftsprüfungsgesellschaft (formerly known as Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft), who have audited certain annual financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act.
(r)
Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(s)
Intellectual Property. Other than as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Company and its subsidiaries own or have the right to use all trademarks, trade names, inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property”) used in or necessary to conduct the business now operated by them; (ii) the Company’s and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate, dilute or otherwise violate any Intellectual Property of any person; (iii) the Company and its subsidiaries have not received any adverse notice of any claim relating to Intellectual Property; and (iv) the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated, diluted or otherwise violated by any person.
(t)
No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.
(u)
Investment Company Act. The Company is not, and after giving effect to the Share Redemption as herein contemplated, will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
(v)
Taxes. Other than as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each of the Company and its subsidiaries have timely filed, or caused to be timely filed, all tax returns required to be filed and paid all national, regional, local and other taxes required to be paid through the date hereof, except where such payment is being contested in good faith and by appropriate proceedings and adequate reserves have been established therefor in accordance with IFRS or other applicable accounting principles; and (ii) there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or its subsidiaries or any of their respective properties or assets.
(w)
Licenses and Permits. The Company and its significant subsidiaries possess all licenses, certificates, permits and other authorizations (collectively the “Permits”) issued by, and have made all declarations and filings with, the appropriate national, regional, local or other governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, and all such Permits are valid and in full force and effect, in each case, except where the failure to possess or make the same or be valid and in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its significant subsidiaries has received notice of any revocation or modification of any Permits or has any reason to believe that any Permits will not be renewed in the ordinary course except where any such revocation, modification or non-renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(x)
No Labor Disputes. No labor disturbance by, or dispute with, employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except, in each case, as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any tariff agreement with a union to which it is a party.
(y)
Certain Environmental Matters. The Company and its subsidiaries (i) are in compliance with any and all international, national, regional, local and other laws, rules, regulations, decisions and orders, in each case applicable to and legally binding on them, relating to the protection of human health and safety as related to hazardous materials exposure, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all governmental permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses (collectively, “Environmental Permits”); and (iii) have not, within the past three years, received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case of (i) through (iii) for any such failure to comply with, or failure to receive Environmental Permits, or liability or contamination, as would not, individually or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are not aware of any pending investigation of the Company or any of its subsidiaries that would reasonably be expected to lead to a claim of such liability, except for any such liability as would not, individually or in the aggregate, be expected to have a Material Adverse Effect; (x) none of the Company or any of its subsidiaries are aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a Material Adverse Effect, and (y) none of the Company or any of its subsidiaries anticipates material costs, liabilities or capital expenditures relating to any Environmental Laws.
(z)
Compliance with Employee Arrangements. Each benefit and compensation plan, agreement, policy and arrangement that is maintained, administered or contributed to by the Company or any of its subsidiaries for current or former employees or directors of, or independent contractors with respect to, the Company or any of its subsidiaries, or with respect to which any of such entities could reasonably be expected to have any current, future or contingent liability or responsibility, has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations and the Company and its subsidiaries have complied with all applicable statutes, orders, rules and regulations in regard to such plans, agreements, policies and arrangements, except where non-compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(aa)
Insurance. The Company and each of its subsidiaries have insurance customary for the industry and business in which they are engaged covering their respective properties, operations, personnel and businesses; and none of the Company or any of its subsidiaries has any reason to believe that (i) its insurance coverage is in amounts and insures against such losses as would be inadequate to protect the Company and its subsidiaries and their respective businesses and (ii) it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage as may be necessary to continue its business; except, in each case, where the non-compliance with the provisions herein, in particular the lack of such insurance, would not reasonably be expected to have a Material Adverse Effect.
(bb)
Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that are designed to comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Based on the Company’s most recent evaluation in connection with Section 404 of the Sarbanes-Oxley Act of 2022, as amended, and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) of its internal controls over financial reporting pursuant to Rule 13a–15(c) of the Exchange Act, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(cc)
eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(dd)
Cybersecurity; Data Protection. Other than as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases owned or controlled by the Company and its subsidiaries (collectively, “IT Systems”) are reasonably adequate for, and operate and perform as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted and, to the knowledge of the Company, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) the Company and its subsidiaries have implemented and maintained and are in the process of updating commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect the confidentiality of their material confidential information and the security of all IT Systems and data (including all personal, personally identifiable, sensitive, or regulated data, as defined under applicable law (“Personal Data”)) in the Company’s or its subsidiaries’ possession or control against any breach or unauthorized access or use; (iii) there have been no breaches of, or unauthorized uses of or access to Personal Data or IT Systems or instances of unauthorized access to or use or disclosure of any Personal Data owned or held by the Company or its subsidiaries, except for those that have been remedied without material cost or liability, nor are there any incidents under internal review or investigations relating to the same; (iv) the

Company and its subsidiaries are presently in compliance with all (A) applicable laws, statutes, judgments, and orders, any applicable rules and regulations of any court or arbitrator or governmental or regulatory authority, and (B) the Company’s and its subsidiaries’ own policies and contractual obligations, in each case of (A)-(B), to the extent relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification; and (v) there are no Actions pending against the Company and its subsidiaries in relation to any of (i) – (iv).
(ee)
No Unlawful Payments. None of the Company or any of its subsidiaries or, to the knowledge of the Company, any of their respective directors, officers, employees, affiliates, agents or representatives, acting on behalf of, the Company or any of its subsidiaries has in the past five (5) years authorized, offered or promised to take or otherwise taken, plans to take or will take any action (i) in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws (together, “Anti-Corruption Laws”), (ii) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, or (iii) in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage. Each of the Company and its subsidiaries has instituted and maintains policies and procedures reasonably designed to promote and achieve compliance with applicable anti-bribery or anti-corruption laws.

(ff)
Compliance with Anti-Money Laundering Laws. The operations of the Company and each of its subsidiaries are and have been conducted during the prior five (5) years in material compliance with applicable financial recordkeeping and reporting requirements, including the applicable anti-money laundering statutes of all jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg)
No Conflicts with Sanctions Laws. None of the Company, any of its subsidiaries or any of their respective directors or officers or, to the knowledge of the Company, any employees, affiliates, agents or representatives of, or acting on behalf of, the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, by virtue of the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union or the United Kingdom, including His Majesty’s Treasury (collectively, “Sanctions,” and each such person, a “Sanctioned Person”), nor is the Company or any of its subsidiaries, located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, as of the date hereof, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Zaporizhzhia and Kherson Regions of Ukraine and the Ukrainian territory of Crimea (each, a “Sanctioned Country”). None of the Company, any of its subsidiaries or any of their respective directors or officers or, to the knowledge of the Company, any employees, affiliates, agents or representatives of, or acting on behalf of, the Company or any of its subsidiaries has, during the past five (5) years, engaged in any activities of or business with any Sanctioned Person or in any Sanctioned Country in violation of Sanctions. The representations under this provision 3(gg) are being made or sought only if and to the extent that it would not result in any violation by a party hereto of

Section 7 of the German Foreign Trade Regulations (Außenwirtschaftsverordnung – AWV) and any similar antiboycott law, statute or regulation applicable to any Underwriter organized under German law or Article 5 of Council Regulation (EC) 2271/1996 (EU Blocking Statute) or Council Regulation (EC) 2271/96 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, each to the extent applicable to such party.

(hh)
Anti-Trust Compliance. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, neither the Company nor any of its subsidiaries is directly or indirectly involved in an agreement, arrangement or concerted practice or has been during the past five (5) years or are carrying on any action, understanding or practice (whether or not legally binding) which, in whole or in part, currently (i) contravenes any treaty, regulation or directive of the European Union applicable to the Company or any of its subsidiaries as of the date hereof relating to competition or trade, or any local competition or trade laws of any other jurisdiction, (ii) renders the Company or any of its subsidiaries, or any of its officers, managers, directors or employees, liable to administrative, civil or criminal proceedings under any competition legislation, consumer protection regulation, trade regulation or similar legislation applicable to the Company or any of its subsidiaries or (iii) is, to the knowledge of the Company after due inquiry, the subject of any investigation by any competent authority with jurisdiction over the Company in respect of any provision of any competition legislation, consumer protection regulation, trade regulation or similar legislation in any jurisdiction.
(ii)
No Restrictions on Subsidiaries. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no significant subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividend, from making any other distribution on such subsidiary’s share capital, from repaying any intercompany loans or advances or from transferring any of such subsidiary’s properties or assets to its shareholders or lenders (subject to applicable corporate law rules applying to the distribution of dividends).
(jj)
No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than its agreements with the Underwriters) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.
(kk)
No Registration Rights. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or, to the knowledge of the Company, the sale of the Shares to be sold by the Selling Shareholder hereunder.
(ll)
No Stabilization. None of the Company or any of its subsidiaries or any person acting on its or their behalf (other than the Underwriters or any of their affiliates) has taken any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.
(mm)
Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(nn)
Statistical and Market Data. The statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources which the Company, after making due and careful inquiry, believes to be reliable and accurate and the disclosure of such data in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not misleading in any material respect; all consents have been obtained from third-party and independent source providers that are reasonably necessary for the use of the statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(oo)
Sarbanes-Oxley Act. To the extent applicable to the Company on the date hereof, and except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(pp)
Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.
(qq)
Stamp Taxes and Withholding Taxes. Other than as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no material stamp duties or other issuance, registration, documentary, transfer or other similar duties or taxes (“Stamp Taxes”) are payable by or on behalf of the Underwriters in Jersey, the United Kingdom or the United States in respect of (i) the execution, delivery and performance of this Agreement, (ii) the delivery of the Shares in the manner contemplated by this Agreement and the Prospectus or (iii) the sale and delivery by the Underwriters of the Shares as contemplated herein and in the Prospectus. Payments to be made by or on behalf of the Company (or, if applicable, the Selling Shareholder ) under this Agreement are not subject to any withholding or deduction for or on account of any present or future taxes, levies, imposts, duties, or governmental charges whatsoever levied in any Relevant Taxing Jurisdiction (provided that the foregoing shall not apply with respect to any amounts described in clause (i) or clause (ii) of Section 5(l) hereof).
(rr)
No Immunity. Neither the Company nor any of its subsidiaries or their properties or assets has immunity under Jersey, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Jersey, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement (including the Share Redemption), may at any time be commenced, the Company has, pursuant to Section 18(e) of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.
(ss)
Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of Jersey, without reconsideration or reexamination of the merits, subject to the restrictions described under the caption “Enforcement of Judgments” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(tt)
Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Jersey and will be honored by the courts of Jersey, subject to the restrictions described under the caption “Enforcement of Judgments” in the Registration Statement,

the Pricing Disclosure Package and the Prospectus. The Company has the power to submit, and pursuant to Section 18(c) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.
(uu)
Passive Foreign Investment Company. Subject to the qualifications, limitations and assumption disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company does not believe it was a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for its most recently completed taxable year or expect to be a PFIC for the current taxable year or in the foreseeable future.
(vv)
Dividends. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no approvals are currently required in Jersey in order for the Company to pay dividends or other distributions declared by the Company to the holders of Shares. Under current laws and regulations of Jersey and any political subdivision thereof, any amount payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and any dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or euros and freely transferred out of Jersey without the necessity of obtaining any governmental authorization in Jersey or any political subdivision or taxing authority thereof or therein, and no such payments made to the holders thereof or therein who are non-residents of Jersey will be subject to income, withholding or other taxes under laws and regulations of Jersey or any political subdivision or taxing authority thereof or therein.
(ww)
Legality. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, this Agreement or the Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(xx)
Legal Action. A holder of the Shares and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in Jersey may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.
(yy)
Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.
(zz)
Repurchase Shares. The Repurchase Shares the Company acquires in connection with the transactions contemplated by this Agreement will be cancelled in accordance with Article 55(21) on the Companies (Jersey) Law 1991.
4.
Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to each Underwriter and the Company that:
(a)
Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Shareholder of this Agreement, and for the sale and delivery of the Shares to be sold by the Selling Shareholder hereunder, have been obtained; and the Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholder hereunder; this Agreement has each been duly authorized, executed and delivered by the Selling Shareholder.
(b)
No Conflicts. The execution, delivery and performance by the Selling Shareholder of this Agreement, the sale of the Shares to be sold by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property, right or asset of the Selling Shareholder is subject, (ii) result in any violation of the provisions of the certificate of incorporation, memorandum and articles of association or by-laws or similar organizational documents of the Selling Shareholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency applicable to the Selling Shareholder, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default, as the case may be, that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Selling Shareholder to perform its obligations under this Agreement or the consummation of any of the transactions contemplated hereby.
(c)
Title to Shares. The Selling Shareholder has good and valid title to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by the Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; the Selling Shareholder will have, immediately prior to the Closing Date or the Additional Closing Date, as the case may be, good and valid title to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by the Selling Shareholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.
(d)
No Stabilization. The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.
(e)
Pricing Disclosure Package. The Pricing Disclosure Package, at the Applicable Time, did not, and, as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Selling Shareholder’s representation under this Section 4(e) shall only apply to any untrue statement of a material fact or omission to state a material fact made in reliance upon and in conformity with any information relating to the Selling Shareholder furnished to the Company in writing by the Selling Shareholder expressly for use in the Pricing Disclosure Package, it being understood and agreed that the only information furnished by the Selling Shareholder to the Company consists of (i) the legal name, address and the number of Ordinary Shares of the Company beneficially owned by the Selling Shareholder, before and after the offering, and (ii) the other information with respect to the Selling Shareholder which appears in the table (and corresponding footnotes) under the captions “Selling Shareholders” or “Selling Shareholder”, as applicable, in the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (such information, the “Selling Shareholder Information”).
(f)
Issuer Free Writing Prospectus and Written Testing-the-Waters Communication. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Selling Shareholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A or Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representatives.
(g)
Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Selling Shareholder’s representation under this Section 4(g) shall only apply to any untrue statement of a material fact or omission to state a material fact made in reliance upon and in conformity with the Selling Shareholder Information.
(h)
No Unlawful Payments. Neither the Selling Shareholder nor any of its subsidiaries, directors or officers nor, to the knowledge of the Selling Shareholder, any employee, agent, affiliate or other person associated with or acting on behalf of the Selling Shareholder or any of its subsidiaries has in the past five (5) years (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of any applicable Anti-Corruption Law. The Selling Shareholder and its subsidiaries have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance with applicable anti-bribery and anti-corruption laws. Neither the Selling Shareholder nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of applicable Anti-Corruption Laws.
(i)
Compliance with Anti-Money Laundering Laws. The operations of the Selling Shareholder and its subsidiaries are and have been conducted during the prior five (5) years in material compliance with applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Shareholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Selling Shareholder, threatened.
(j)
No Conflicts with Sanctions Laws. Neither the Selling Shareholder nor any of its subsidiaries, directors or officers nor, to the knowledge of the Selling Shareholder, any employee, agent, affiliate or other person associated with or acting on behalf of the Selling Shareholder or any of its subsidiaries is currently the subject or the target of any Sanctions, nor is the Selling Shareholder, any of its subsidiaries located, organized or resident in a Sanctioned Country; and the Selling Shareholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five (5) years, the Selling Shareholder and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(k)
Organization and Good Standing. The Selling Shareholder has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization (to the extent that the concept of good standing or an equivalent concept is applicable in such jurisdiction).
(l)
Stamp Taxes. Other than as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no material Stamp Taxes are payable by or on behalf of the Underwriters in Jersey, the United Kingdom or the United States in respect of (i) the execution, delivery and performance of this Agreement, (ii) the delivery of the Shares by the Selling Shareholder in the manner contemplated by this Agreement and the Prospectus or (iii) the sale and delivery by the Underwriters of the Shares as contemplated herein and in the Prospectus.
5.
Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:
(a)
Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.
(b)
Delivery of Copies. Upon the written request of the Representatives, the Company will deliver, without charge, (i) to the Representatives, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.
(c)
Amendments or Supplements, Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object in a timely manner.
(d)
Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing (which may be by electronic mail), (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any

Testing-the-Waters Communication; (iv) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or, to the knowledge of the Company, threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or of receipt by the Company of any notice with respect to the initiation of any proceeding for such purpose or, to the knowledge of the Company, threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Shares and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.
(e)
Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will as soon as reasonably practicable notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will as soon as reasonably practicable notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with applicable law.
(f)
Blue Sky Compliance. If required by applicable law, the Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
(g)
Earning Statement. The Company will make generally available (electronically or otherwise) to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement, which requirement may be satisfied by a filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) or any successor thereto.
(h)
Clear Market. For a period of 45 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or any such other securities, or publicly disclose the intention to undertake any of the foregoing, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, in each case of clauses (i) and (ii) without (x) prior written notice to each of the Representatives and (y) the prior written consent of not less than two of the Representatives, other than the Shares to be sold hereunder.

The restrictions described above do not apply to (i) the offer, issuance, sale and disposition of the Ordinary Shares hereunder, (ii) the issuance of Ordinary Shares or securities convertible into or exercisable for Ordinary Shares pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted share units (“RSUs”) (including net settlement), in each case outstanding on the date of this Agreement and described in the Prospectus; (iii) grants of share options, share awards, restricted shares, RSUs, or other equity awards and the issuance of Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares (whether upon the exercise of share options or otherwise) to the Company’s employees, officers, directors, advisors or consultants pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in the Prospectus; (iv) the issuance of up to 5% of the outstanding Ordinary Shares of the Company or securities convertible into, exercisable for, or which are otherwise exchangeable for Ordinary Shares of the Company in acquisitions or other strategic transactions; (v) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this Agreement and described in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction; or (vi) the Share Redemption.

(i)
No Stabilization. Neither the Company nor its subsidiaries or affiliates will take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Ordinary Shares.
(j)
Reports. For a period of two years from the date of the Prospectus (provided that the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act), the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on EDGAR.

(k)
Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

Tax Indemnity. The Company (for itself or on behalf of the Selling Shareholder) will indemnify and hold harmless the Underwriters against any Stamp Taxes (excluding any United Kingdom stamp duty, except to the extent required to effect the sale and delivery by the Underwriters of the Shares as contemplated herein and in the Prospectus or in order for the Underwriters to obtain legal title to the Shares), including any interest, penalties and reasonable costs with respect thereto, on the sale and delivery of the Shares by the Company or the Selling Shareholder to the Underwriters, on the sale and delivery by the Underwriters of the Shares as contemplated herein and in the Prospectus and on the execution, delivery and performance of this Agreement. All payments to be made by or on behalf of the Company (or, if applicable, the Selling Shareholder) under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, levies, imposts, duties, or governmental charges whatsoever levied in any other jurisdiction in which the Company or any of its subsidiaries is organized or incorporated, engaged in business for tax purposes or is otherwise resident for tax purposes or has a permanent establishment (each a “Relevant Taxing Jurisdiction”) unless the Company or the Selling Shareholder is compelled by law to deduct or withhold such taxes, levies, imposts, duties or governmental charges. In that event, except for (i) any net income, capital gains or franchise taxes imposed on the Underwriters by a Relevant Taxing Jurisdiction as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the Relevant Taxing Jurisdiction imposing such withholding or deductions, and (ii) any taxes imposed as a result of a failure of an Underwriter to provide upon reasonable request any customary certification, documentation or other form that it is legally entitled to provide to the extent necessary in order to reduce or eliminate such withholding or deduction, the Company (for itself or on behalf of the Selling Shareholder) shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction had been made.

6.
Further Agreements of the Selling Shareholder. The Selling Shareholder covenants and agrees with each Underwriter that:

(a) No Stabilization. The Selling Shareholder will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Ordinary Shares.

(b) Tax Form. It will deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9, as applicable, together with any required attachments (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to establish exemption from U.S. backup withholding tax and to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of applicable U.S. tax law.

(c) Beneficial Ownership. The Selling Shareholder will deliver to each Underwriter (or its agent), on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Selling Shareholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

7.
Certain Agreements of the Underwriters. Each Underwriter hereby severally represents and agrees that:

(a) It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and any press release issued by the Company and not incorporated by reference into the Registration Statement) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(f) above (including any electronic road show approved in advance by the Company), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that the Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Selling Shareholder if any such proceeding against it is initiated during the Prospectus Delivery Period).

8.
Conditions of Underwriters’ Obligations.

The obligation of each Underwriter to purchase the Underwritten Shares (including the Repurchase Shares) on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and the Selling Shareholder of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)
Registration Compliance; No Stop Order; Jersey Consent. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives; the consent of the JFSC to circulation of the Prospectus pursuant to the Jersey Companies (General Provisions) (Jersey) Order 2002 shall have been obtained and shall be subsisting; and the consent of the JFSC to the issue or transfer (as applicable) of the Shares pursuant to the Jersey Control Of Borrowing (Jersey) Order 1958 shall have been obtained and shall be subsisting.
(b)
Representations and Warranties. The respective representations and warranties of the Company and the Selling Shareholder contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and of the Selling Shareholder and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.
(c)
No Downgrade. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to any of the Company’s debt by any “nationally recognized statistical rating agency,” as that term is defined for purposes of Section 3(a)(62) of the Exchange Act, and, since the date of this Agreement, no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt.
(d)
No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
(e)
Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (x) a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the Company set forth in Sections 3(b) and 3(e) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has, in all material respects, complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (b) and (c) above and (y) a certificate of the Selling Shareholder, in form and substance reasonably satisfactory to the Representatives, (A) confirming that the representations of the Selling Shareholder set forth in Sections 4(e), 4(f) and 4(g) hereof are true and correct and (B) confirming that the other representations and warranties of the Selling Shareholder in this agreement are true and correct and that the Selling Shareholder has, in all material respects, complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.
(f)
Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, EY GmbH & Co. KG Wirtschaftsprüfungsgesellschaft shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in auditors’ “comfort letters” to underwriters with respect to the financial statements of: (A) the Company on a consolidated basis and (B) certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that each letter delivered on the date of this Agreement, the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to such Closing Date or such Additional Closing Date, as the case may be.
(g)
Opinion and 10b-5 Statement of U.S. Counsel for the Company. Davis Polk & Wardwell London LLP, U.S. counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.
(h)
Opinion of Jersey Counsel for the Company. Carey Olsen Jersey LLP, Jersey counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.
(i)
Opinion of Luxembourg Counsel for the Selling Shareholder. Arendt & Medernach SA, Luxembourg counsel for the Selling Shareholder, shall have furnished to the Representatives, at the request of the Selling Shareholder, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.
(j)
Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of Latham & Watkins LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(k)
No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any U.S. federal or state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the sale of the Shares by the Selling Shareholder; and no injunction or order of any U.S. federal or state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the sale of the Shares by the Selling Shareholder.
(l)
Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in its jurisdiction of organization in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction.
(m)
[Reserved].
(n)
Lock-up Agreements. A “lock-up” agreement, substantially in the form of Exhibit A hereto, between you and the Selling Shareholder, relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.
(o)
Share Redemption. Contemporaneously with the consummation of the offering of the Underwritten Shares, the Share Redemption will be consummated.
(p)
Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Shareholder shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9.
Indemnification and Contribution.
(a)
Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Selling Shareholder Information or information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (c) below.
(b)
Indemnification of the Underwriters by the Selling Shareholder. The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Selling Shareholder Information. Notwithstanding anything to the contrary herein, the Selling Shareholder shall not be liable under the indemnity or contribution provisions of this Section 9 in excess of an amount equal to the Selling Shareholder Proceeds (as defined in paragraph (f) below).
(c)
Indemnification of the Company and the Selling Shareholder by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Selling Shareholder to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting”, and the information contained in the eleventh and fourteenth paragraphs under the caption “Underwriting.”
(d)
Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Shareholder shall be designated in writing by the Selling Shareholder. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably conditioned, withheld or delayed), but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person (which consent shall not be unreasonably conditioned, withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
(e)
Contribution. If the indemnification provided for in paragraphs (a), (b) or (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Shareholder from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(f)
Limitation on Liability. The Company, the Selling Shareholder and the Underwriters, severally and not jointly, agree that it would not be just and equitable if contribution pursuant to paragraph (e) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (e) and (f), in no event shall (i) an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or (ii) the Selling Shareholder be required to indemnify and/or contribute any amount in excess of the Selling Shareholder Proceeds. For the purpose of this Agreement, “Selling Shareholder Proceeds” means the aggregate net proceeds (after deducting underwriting commissions and discounts, but before deducting expenses) applicable to the Shares sold by the Selling Shareholder pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (e) and (f) are several in proportion to their respective purchase obligations hereunder and not joint.
(g)
Non-Exclusive Remedies. The remedies provided for in this Section 9 paragraphs (a) through (f) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
10.
Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.
11.
Termination.

This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Selling Shareholder, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by U.S. federal, New York State or Jersey authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12.
Defaulting Underwriter.

(a)
If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Selling Shareholder on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Shareholder shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non‑defaulting Underwriters or the Company and the Selling Shareholder may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Shareholder or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.
(b)
If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholder as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company and the Selling Shareholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
(c)
If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholder as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company and the Selling Shareholder shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company, except that the Company and the Selling Shareholder will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.
(d)
Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Shareholder or any non-defaulting Underwriter for damages caused by its default.
13.
Payment of Expenses and VAT.
(a)
Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all documented costs and expenses incurred in connection with the performance of its and the Selling Shareholder’s obligations hereunder, including without limitation, (i) the costs incurred in connection with the authorization, issuance, sale, preparation and delivery of the Shares and any transfer or similar taxes payable in that connection; (ii) the costs incurred in connection with the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary

Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable and documented fees and expenses of counsel for the Underwriters) (such fees and expenses of counsel not to exceed $5,000); (v) the costs and charges of any transfer agent and any registrar; (vi) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (such fees not to exceed $20,000); (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Jersey Registrar of Companies or the JFSC; and (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel and lodging expenses of the Representatives and officers of the Company and any such consultants, and 50% of the cost of aircraft and other transportation chartered in connection with the road show.
(b)
Except as otherwise provided in this Agreement, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, and all travel, lodging and other expenses of the Underwriters or any of their employees incurred by them in connection with participation in investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, except that the cost of aircraft and other transportation chartered in connection with the road show shall be paid 50% by the Company and 50% by the Underwriters, as described in clause (a).
(c)
If (i) this Agreement is terminated pursuant to Section 11, (ii) the Selling Shareholder for any reason fails to tender the applicable Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all accountable out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of their counsel) reasonably and actually incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby. For avoidance of doubt, if this Agreement is terminated pursuant to Section 12, the Company and the Selling Shareholder shall have no obligation to reimburse a defaulting Underwriter for out-of-pocket costs and expenses (including the fees and expenses of their counsel) incurred by such defaulting Underwriter in connection with this Agreement and the offering contemplated hereby.
(d)
Where any amount is payable (including, for the avoidance of doubt, by way of reimbursement) under this Agreement, the person required to make the payment (a “payor”) will, in addition and at the same time and in the same manner, pay or cause to be paid to such payee in respect of value added tax or any other tax of a similar nature wheresoever imposed (“VAT”): (i) where the payment (or any part of it) constitutes the consideration (or any part thereof) for any supply of services for VAT purposes and upon provision of a valid VAT invoice, such amount as equals any VAT for which the relevant payee is liable to account and is properly chargeable thereon; (ii) where the payment is to reimburse or indemnify the payee for any cost, charge or expense incurred by it or them (except where the payment falls within clause (iii) below), such amount as equals any VAT charged to or incurred by the payee in respect of any cost, charge or expense which gives rise to or is reflected in the payment and which the payee certifies is not recoverable by it by way of repayment, credit or otherwise from any tax authority); and (iii) where the payment is in respect of costs or expenses incurred by the payee as agent for the payor and except where section 47(2A) or section 47(3) of the United Kingdom Value Added Tax Act 1994 or any analogous provision in any jurisdiction outside the United Kingdom applies, such amount as equals the amount included in the costs or expenses in respect of VAT, provided that in such a case the payee will use reasonable endeavors to procure that the actual supplier of the goods or services which the payee received as agent issues its own VAT invoice directly to the payor as soon as reasonably practicable.

14.
Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein and the affiliates of each Underwriter referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
15.
Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Shareholder and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Shareholder or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Shareholder or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 9 hereof.
16.
Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act. The subsidiaries listed in Exhibit 8.1 to the Company’s annual report for the year ended September 30, 2024 on Form 20-F are the only significant subsidiaries of the Company.
17.
Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
18.
Miscellaneous.
(a)
Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to: Notices to the Underwriters shall be given to the Representatives c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10292, Attention: Registration Department; c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358), Attention: Equity Syndicate Desk; and c/o BofA Securities, Inc., One Bryant Park, New York, New York 10036, attention of Syndicate Department (email: dg.ecm_execution_services@bofa.com), with a copy to ECM Legal (email: dg.ecm_legal@bofa.com); with a copy to Latham & Watkins LLP, 1271 Avenue of the Americas, New York, NY 10020, Attention Marc Jaffe, Ian Schuman and Adam Gelardi. Notices to the Company shall be given to: Birkenstock Holding plc, 1-2 Berkeley Square, London W1J 6EA, United Kingdom, Attention: Director Legal Affairs, legal@birkenstock-holding.com; with a copy (which shall not constitute written notice) to: Davis Polk & Wardwell London LLP, 5 Aldermanbury Square, London EC2V 7HR, United Kingdom, Attention: Leo Borchardt. Notices to the Selling Shareholder shall be given to BK LC Lux MidCo S.à r.l. at 40, avenue Monterey, L-2163 Luxembourg, Grand Duchy of Luxembourg, Attention: Nik Thukral and Dan Reid, with a copy (which shall not constitute written notice) to: Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attention: Joshua N. Korff, P.C., Ross M. Leff, P.C. and Zoey Hitzert.
(b)
Governing Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

(c)
Submission to Jurisdiction. Each of the Company and the Selling Shareholder hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York (the “Specified Courts”) in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Selling Shareholder waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and the Selling Shareholder agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and the Selling Shareholder, as applicable, and may be enforced in any court to the jurisdiction of which Company and the Selling Shareholder, as applicable, is subject by a suit upon such judgment. The Company irrevocably appoints Puglisi & Associates as its authorized agent upon which process may be served in any such suit or proceeding and the Selling Shareholder irrevocably appoints Catterton Management Company, L.L.C. as its authorized agent upon which process may be served in any such suit or proceeding, and each agrees that service of process upon its applicable authorized agent, and written notice of such service to the Company or the Selling Shareholder, as the case may be, by the person serving the same to the address provided in this Section 18(c), shall be deemed in every respect effective service of process upon the Company and the Selling Shareholder in any such suit or proceeding. Each of the Company and the Selling Shareholder hereby, severally and not jointly, represent and warrant that its applicable authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. Each of the Company and the Selling Shareholder, severally and not jointly, further agree to take any and all action as may be necessary to maintain such designations and appointment of such authorized agents in full force and effect for a period of seven years from the date of this Agreement.
(d)
Judgment Currency. The Company and the Selling Shareholder, severally and not jointly, agree to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.
(e)
Waiver of Immunity. To the extent that the Company or the Selling Shareholder has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Jersey, or any political subdivision thereof, (ii) the United States or the State of New York or (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company and the Selling Shareholder hereby, severally and not jointly, irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.
(f)
Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.
(g)
Recognition of the U.S. Special Resolution Regimes.
(i)
In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(ii)
In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(iii)
As used herein, the following terms shall have the following meanings:
(1)
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
(2)
“Covered Entity” means any of the following:
a.
a “covered entity” as that term is defined in, and interpreted in accordance with,12 C.F.R. § 252.82(b);
b.
a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
c.
a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
(3)
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(4)
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
(h)
Compliance with EU Delegated Directive 2017/593. Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance Rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules, each of the Underwriters (each a “Manufacturer” and together the “Manufacturers”) acknowledges to each other Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Shares and the related information set out in the Pricing Disclosure Package and the Prospectus in connection with the Shares. Each of the Company, the Selling Shareholder and the Underwriters notes the application of the Product Governance Rules and acknowledges the target market and distribution channels identified as applying to the Shares by the Manufacturers and the related information set out in the Pricing Disclosure Package and Prospectus in connection with the Shares.
(i)
Compliance with UK Product Governance Rules. Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules, each of the Underwriters (each a “UK Manufacturer” and together the “UK Manufacturers”) acknowledges to each other Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Shares and the related information set out in the Pricing Disclosure Package and Prospectus in connection with the Shares. Each of the Company, the Selling Shareholder and the Underwriters note the application of the UK MiFIR Product Governance Rules and acknowledges the target market and distribution channels identified as applying to the Shares by the UK Manufacturers and the related information set out in the Pricing Disclosure Package and Prospectus in connection with the Shares.
(j)
Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication, including, without limitation, electronic transmission), each of which shall be an original and all of which together shall constitute one and the same instrument. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement. Each of the parties hereto represents and warrants to the other parties that it has the corporate capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in that party’s constitutive documents.
(k)
Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
(l)
Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature pages follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

BIRKENSTOCK HOLDING PLC

By:  /s/ Ruth Kennedy
Name: Ruth Kennedy
Title: Director

BK LC LUX MIDCO S.À R.L.

By: /s/ Nikhil Thukral
Name: Nikhil Thukral
Title: Manager

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above for itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

Goldman Sachs & Co. LLC
By:	/s/ Tim Carson
Name:	Tim Carson
Title:	Managing Director

J.P. Morgan Securities LLC
By:	/s/ Robert Enright
Name:	Robert Enright
Title:	Executive Director
BofA Securities, Inc.
By:	/s/ Bryan Fleming
Name:	Bryan Fleming
Title:	Managing Director

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Number of Underwritten Shares
Goldman Sachs & Co. LLC	4,183,047
J.P. Morgan Securities LLC	4,183,047
BofA Securities, Inc.	2,091,522
Citigroup Global Markets Inc.	926,246
Evercore Group L.L.C.	926,246
Jefferies LLC	926,246
Morgan Stanley & Co. LLC	926,246
UBS Securities LLC	926,246
Deutsche Bank Securities Inc.	548,278
BMO Capital Markets Corp.	336,138
BNP Paribas Securities Corp.	336,138
BTIG, LLC	224,092
Piper Sandler & Co.	224,092
Robert W. Baird & Co. Incorporated	224,092
Stifel, Nicolaus & Company, Incorporated	224,092
Telsey Advisory Group LLC	224,092
William Blair & Company, L.L.C	224,092
Williams Trading LLC	224,092
Academy Securities, Inc.	49,300
Total	17,927,344

Annex A

a. Pricing Disclosure Package

None.

b. Pricing Information Provided Orally by Underwriters

1.
Price per share: $52.50
2.
Number of Underwritten Shares to be sold by the Selling Shareholder: 17,927,344
3.
Number of Option Shares to be sold by the Selling Shareholder: 2,100,000
4.
Number of Repurchase Shares: 3,927,344

Annex B

Written Testing-the-Waters Communications

Investor Presentation, dated May 2025

Annex C

Birkenstock Holding plc

Pricing Term Sheet

None.

Exhibit A

Form of Lock-Up Agreement

____ __, 2025

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

BofA Securities, Inc.

As Representatives of the several Underwriters listed in Schedule 1 hereto

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Re: Birkenstock Holding plc – Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Birkenstock Holding plc, a Jersey public limited company (the “Company”), and BK LC Lux MidCo S.à r.l. (the “Selling Shareholder”), a société à responsabilité limitée, incorporated and existing under the laws of the Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register under number B252140, having its registered office at 40 avenue Monterey L-2163, Grand Duchy of Luxembourg, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of ordinary shares of the Company (the “Ordinary Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Ordinary Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without (i) the prior written notice to each of the Representatives and (ii) the prior written consent of not less than two of the Representatives on behalf of the Underwriters, the undersigned will not, and will not cause any direct or indirect affiliate (which term, for the avoidance of doubt, shall not include any of the

Company’s directors and officers) to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares (including without limitation, Ordinary Shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a share option or warrant) (collectively with the Ordinary Shares, the “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise. The undersigned further confirms that it has furnished the Representatives with the details of any transaction the undersigned is a party to as of the date hereof, which transaction would have been restricted by this Letter Agreement if it had been entered into by the undersigned during the Restricted Period.

Notwithstanding the foregoing, the undersigned may:

(a) transfer the undersigned’s Lock-Up Securities:

(i) as a bona fide gift or gifts, charitable contributions or for bona fide estate planning purposes,

(ii) by will or intestacy,

(iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),

(iv) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above,

(vi) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund, vehicle, account, portion of a fund, vehicle or account, or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds, vehicles, accounts or portions of funds, vehicles or accounts managed by such partnership), or (B) as part of a distribution to the direct and indirect partners, members, shareholders or other equity holders of the undersigned, including any distribution of Ordinary Shares by the Selling Shareholder to partners of BK LC Manco GmbH & Co. KG (“ManCo”) and any distribution of Ordinary Shares by the Selling Shareholder to CB Beteiligungs GmbH & Co. KG,

(vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement,

(viii) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee,

(ix) as part of a sale of the undersigned’s Lock-Up Securities acquired in open market transactions after the closing date for the Public Offering,

(x) to the Company in connection with the vesting, settlement, or exercise of restricted share units, options, warrants or other rights to purchase Ordinary Shares (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted share units, options, warrants or rights, provided that any such Ordinary Shares received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, and provided further that any such restricted share units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a share incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus,

(xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s Ordinary Shares involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of Ordinary Shares if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement, or

(xii) pursuant to pledges to any third-party pledgee in a bona fide, arm’s length transaction, to the extent necessary for bona fide business purposes, as collateral to secure obligations pursuant to lending or other arrangements between such third parties (or their affiliates or designees) and the undersigned and/or its affiliates or any similar arrangement relating to a financing agreement for the benefit of the undersigned and/or its affiliates, provided that the terms of such pledge shall provide that the underlying Ordinary Shares may not be transferred to the pledgee until the expiration of the Restricted Period;

(xiii) for the purpose of facilitating participants in the Company’s management investment plan that hold an interest in ManCo to (i) pay their tax obligations that have become or will (during the term of this Letter Agreement) become due as a direct result of the Public Offering or (ii) repay all or part of the outstanding amount of any loan granted to them to finance their investment in ManCo, which has become or will (during the term of this Letter Agreement) become due as a direct result of the Public Offering, in each case, to the extent, and only to the extent, that the proceeds received by such participants in the Public Offering (as represented in writing by such participant) are not sufficient to satisfy the amounts described in clauses (i) and (ii); provided that the undersigned shall transfer no more than 2.5% of the shares it beneficially owns as of the date of this Letter Agreement (after giving effect to the Public Offering) pursuant to this clause (xiii);

provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement (provided that, in the case of clause (a)(vi)(B), if the ultimate distributee is a participant in the Company’s management incentive plan that, prior to the Public Offering, holds an interest in ManCo, such participant shall not be required to deliver such lock-up letter if such ultimate distributee is a director or executive officer of the Company), (B) in the case of any transfer or distribution pursuant to clause (a) (i), (ii), (iii), (iv), (v), (vi), (ix) and (x), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above) and (C) in the case of any transfer or distribution pursuant to clause (a)(vii) and (viii) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of Ordinary Shares in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

(b) exercise outstanding options, settle restricted share units or other equity awards or exercise warrants pursuant to plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that any Lock-Up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement;

(c) convert outstanding preferred share, warrants to acquire preferred share or convertible securities into Ordinary Shares or warrants to acquire Ordinary Shares; provided that any such shares of Ordinary Shares or warrants received upon such conversion shall be subject to the terms of this Letter Agreement;

(d) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period and (2) to the extent a public announcement, report or filing under the Exchange Act, if any, is required by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement, report or filing shall include a statement to the effect that no transfer, sale or other disposition of Ordinary Shares of the Company may be made under such plan during the Restricted Period;

(e) make any demand or requests for, exercise any right with respect to, or take any action in preparation of the registration by the Company under the Securities Act of the undersigned’s Lock-Up Securities or other securities; provided that (i) no public filing with the SEC or any other public announcement may be made during the Restricted Period in relation to such registration, (ii) the Representatives must have received prior written notice from the Company and/or the undersigned of a confidential submission of a registration statement with the SEC during the Restricted Period at least seven business days prior to such submission and (iii) no Lock-up Securities or other securities of the Company may be sold, distributed or exchanged prior to the expiration of the Restricted Period; and

(f) sell the Ordinary Shares to be sold by the undersigned pursuant to the terms of the Underwriting Agreement.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Ordinary Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to you to participate in the Public Offering, enter into this Letter Agreement, or sell any Ordinary Shares at the price determined in the Public Offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

The undersigned understands that, if (i) the Company notifies the Underwriters that it does not intend to proceed with the Public Offering prior to the execution of the Underwriting Agreement, (ii) the Underwriting Agreement does not become effective by May 28, 2025 or (iii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Ordinary Shares to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

BK LC Lux MidCo S.à r.l.

By:
Name:
Title: